EXHIBIT 99.1

NEWS RELEASE

INVESTOR CONTACT: John Burke, Chief Financial Officer (609) 449-5534	MEDIA CONTACT: Tom Hickey (609) 705-0275

TRUMP ENTERTAINMENT RESORTS ENTERS INTO AGREEMENT

TO SELL COMPANY; FILES PLAN OF REORGANIZATION

* Donald J. Trump and BNAC, Inc. to invest $100 million cash for full equity ownership of private company

* Company and senior lender agree to amended credit agreement with favorable terms

ATLANTIC CITY, NJ – August 3, 2009 – Trump Entertainment Resorts, Inc. (Pink OTC: TRMPQ) (the “Company”) announced today that it entered into a Purchase Agreement (the “Purchase Agreement”) with Donald J. Trump (“Trump”) and BNAC, Inc., an affiliate of Beal Bank Nevada, under the terms of which Trump and BNAC will invest $100 million cash in the newly private company and become its owners.

In connection with the Purchase Agreement, on August 3, 2009, the Company and its partnership subsidiary also entered into a commitment letter with Beal Bank and Beal Bank Nevada to amend and restate the Beal Credit Agreement with the Partnership in order to restructure approximately $486 million in debt. Under the amended Credit Agreement, the maturity period for the repayment is extended until December 2020 from the existing maturity of 2012.

In connection with the execution of the Purchase Agreement and the Commitment Letter to amend and reinstate the Credit Agreement, the Company filed with the Court a Disclosure Statement including a joint Plan of Reorganization (the “Plan”). The Plan is both backed by Company’s management and received the approval of the Company’s Board of Directors. The Plan provides for the completion of the Purchase Agreement and the restructuring of the Company’s debt under the terms of the Commitment Letter. Pursuant to the Plan, no distributions will be made to the holders of the Company’s outstanding equity or debt securities. The Plan is subject to confirmation by the Bankruptcy Court, customary closing conditions including regulatory approval and the consummation of the transactions contemplated by the Purchase Agreement and commitment letter relating to the amended credit agreement.

The Company’s chief executive, Mark Juliano, said, "The Plan of reorganization that we filed today is a significant event for our company because it includes an adjustment to our debt and the commitment of Mr. Trump and BNAC to invest new capital. As a private enterprise under the ownership of the Trump family and BNAC, the company will be well capitalized and positioned for success, and we are hopeful for the Court’s expeditious approval so that the new capital can start being invested. I am confident that this is the best proposal to provide the company with a platform for growth. I am truly excited about the future.”

Commenting on a return to Atlantic City, Donald J. Trump said, "My previous investment in the company was destroyed by excessive and restrictive debt. This reorganization changes all that. I am pleased that the reorganization affords me an opportunity to make a new investment and help revive a company that has borne my name, but not performed to my standards or been under my management. My daughter Ivanka and I will work tirelessly to make this company great again. As I have done in the past, we will make Atlantic City hot once more.”

Andy Beal, Beal Bank President and CEO, said, "We have a longstanding relationship with Donald Trump through previous transactions, and we are pleased to continue that relationship as he works to return Trump Entertainment Resorts to profitability and long-term success."

On February 17, 2009, the Company filed its Chapter 11 petitions for relief in the United States Bankruptcy Court for the District of New Jersey in order to restructure the company’s indebtedness and strengthen its balance sheet. The Company strongly believes that its Plan satisfies necessary requirements and is hopeful that it will be confirmed by the Court. Information regarding the Chapter 11 proceedings, including the Plan, is available at www.TERrecap.com.

Trump Entertainment Resorts, Inc. owns, through its interest in Trump Entertainment Resorts Holdings, LP, and operates three casino resort properties: Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City's Marina District. Mr. Trump is not involved in the Company’s daily operations or management. The Company is separate and distinct from Mr. Trump's privately held real estate and other holdings.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All statements and information concerning plans, expectations, estimates and beliefs, as well as other statements including words such as "intend," "anticipate," "believe," "plan," "estimate," "expect," will," "could," "optimistic," "can," "strategy" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the Company or the Issuers, the Company and the Issuers note that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release reflect the opinion of management as of the date of this release and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company and the Issuers. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company and the Issuers. The Company and the Issuers do not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein. Important factors that could cause actual results to differ from those contemplated by forward-looking statements include, but are not limited to, the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Debtors to confirm and consummate the Plan or any other plan of reorganization with respect to the chapter 11 cases, the terms of the restructuring or reorganization plan ultimately implemented, the timing thereof, the related costs and expenses, and the ability of the Registrants to maintain normal relationships with its vendors, service providers and customers. The Registrants disclaim any intention or obligation to update or revise an forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Debtors’ various pre-petition liabilities, common stock and/or other equity securities. Additional information concerning the potential risk factors that could affect future performance are described from time to time in the Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.

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